                                                                    EXHIBIT 23.6

PERSONAL AND CONFIDENTIAL

Board of Directors
Coast Savings Financial, Inc.
1000 Wilshire Boulevard
Los Angeles, California 90017-2457

Re: Registration Statement (File No. 333-     ) on Form S-4 and Proxy
    Statement/Prospectus of H. F. Ahmanson & Company and Coast Savings Financial, Inc.

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Coast Savings Financial, Inc. (the "Company") of the Consideration (as defined therein) to be received for Shares pursuant to the merger contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of October 5, 1997, by and between H. F. Ahmanson & Company and the Company.

     The foregoing opinion letter is for the information and assistance of the Board of Directors of the Company in connection with their consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our written prior consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement and Proxy Statement/Prospectus.

     In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY -- The Merger -- Opinion of Coast's Financial Advisor" and "THE MERGER -- Background of the Merger, Reasons of Coast for the Merger and Opinion of Coast's Financial Advisor" and to the inclusion of the foregoing opinion as Appendix D in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.